Exhibit 10.1.4
[Translation of Chinese original]
SUPPLEMENTAL AGREEMENT
For the
SHANGHAI DIANGUANG MEDIA BROADCASTING COMPANY EQUITY TRANSFER
By and Among
REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD.
JUANJUAN TANG
And
JINYU FAN

THIS SUPPLEMENTAL AGREEMENT (the “Agreement”) is entered into on this 12th day of August 2009 by and among:
(1)	REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD., a limited liability company lawfully established and validly existing under the laws of the People’s Republic of China, with its domicile at Suite 804, Building 2, 19 Jianguomenwai Avenue, Chaoyang District, Beijing (“Party A”);

(2)	JUANJUAN TANG, a natural person and citizen of the People’s Republic of China whose ID card number is 310103195712232046 and whose residential address is No. 2, Lane 520, Shunchang Road, Shanghai;

JINYU FAN, a natural person and citizen of the People’s Republic of China whose ID card number is 310104195808141612 and whose residential address is No. 18, Lane 481, Taixing Road, Shanghai; (Juanjuan Tang and Jinyu Fan are hereinafter collectively referred to as “Party B”); and

(3)	SHANGHAI DIANGUANG MEDIA BROADCASTING COMPANY, a limited liability company lawfully established and validly existing under the laws of the People’s Republic of China, with its domicile at Suites 310-9, 388 Qingshan Road, Minhang District, Shanghai (the “Company”).
WHEREAS:
(A)	On April 8, 2008, the Parties executed an Equity Transfer Agreement and on August 4, 2009 a Supplemental Agreement to the Equity Transfer Agreement (collectively referred to as the “Equity Transfer Agreement”) providing for the transfer by Party B to Party A of 100 percent of the Equity of the Company (the “Proposed Equity Transfer”) for the price of Renminbi Five Million (RMB5,000,000) (the “Transfer Consideration”), of which Juanjuan Tang is to transfer 60 percent of the Equity to Party A, and Jinyu Fan is to transfer 40 percent of the Equity to Party A.

(B)	The Parties have agreed to enter into this Agreement for the purpose of amending and supplementing provisions of the Equity Transfer Agreement in relation to the payment of the Transfer Consideration and other related matters.
NOW, THEREFORE, following amicable negotiations, the Parties have agreed on the Agreement as follows:
1.	Definitions

1.1	Unless otherwise provided or required by the context, relevant terms in this Agreement shall have the same meanings as those assigned to them in the Equity Transfer Agreement.

1.2	Unless otherwise provided or required by the context:
1.2.1	any reference to a contract, agreement or document mentioned herein shall include such contract, agreement or document as may be amended, supplemented or substituted from time to time;

1.2.2	any reference to a person mentioned in this Agreement or other related contract, agreement or document shall include such person’s successors and permitted assigns;

1.2.3	any reference to an Article or Appendix mentioned herein shall refer to the Article and Appendix of and to this Agreement; and

1.2.4	“Party” shall refer to any of the Parties hereto and “Parties” or “Each Party” shall refer to each Party or all of the Parties hereto.
2.	Amendment and Supplementation of Specified Matters

2.1	The accounting firm designated by Party A is currently auditing the Company’s 2008 financial status in accordance with US GAAP (the “2008 Audit”) and is expected to issue a clean 2008 audit report by August 31, 2009. The Parties confirm that subject to fulfillment of the Conditions Precedent under the Equity Transfer Agreement and completion of the matter described in Article 2.3, Party A will pay the Transfer Consideration of RMB5 million under the Equity Transfer Agreement into the account designated by Party B by August 15, 2009.

2.2	The Parties confirm that, once Party A has paid the Transfer Consideration to Party B in accordance herewith, it will be deemed to have fully performed its payment obligation under Article 4.3 of the Equity Transfer Agreement. The Parties confirm that there are no disputes existing as to Party A’s performance of the Equity Transfer Agreement as of the execution date hereof, and Party B and the Company will not make any claims against Party A in respect of the Equity Transfer Agreement.

2.3	As one of the Conditions Precedent to the payment of the Transfer Consideration, the Company shall have recovered, by August 15, 2008, at least 90 percent of the amount of all of the Company’s accounts receivable as of December 31, 2008 as confirmed during the audit by the accounting firm designated by Party A.

2.4	The Company will prepare all financial statements in accordance with US GAAP and, within ten (10) days after the end of each month, provide its monthly unaudited financial statements to Party A. Within three (3) months after the end of each fiscal year, the Company will engage the accounting firm designated by Party A to conduct a financial audit of the Company and issue an audit report in accordance with US GAAP, and will submit such audited report to Party A.

3.	Entire Agreement

This Agreement together with the Equity Transfer Agreement (including all of the agreements and/or documents mentioned or expressly included therein) as supplemented and amended by this Agreement constitute the entire agreement among the Parties concerning the Proposed Equity Transfer. In the event of any discrepancy between this Agreement and any oral or written agreement, contract, understanding or correspondence reached by the Parties on the subject matter hereof prior to the execution date hereof, this Agreement shall prevail. Any provisions of, or matters in, the Equity Transfer Agreement (including all of the agreements and/or documents mentioned or expressly included therein) not amended or supplemented hereby shall remain applicable.
4.	Liability for Breach of Agreement

4.1	If a Party breaches any of the provisions hereof, the Party in breach shall compensate the non-breaching Parties for all claims, expenses, costs, losses and liabilities incurred or arising in connection with said breach, whether directly or indirectly. If the Party in breach is one of the parties comprising Party B and/or the Company, Party B shall bear joint and several liability in respect of the compensation for such breach.

4.2	Without prejudice to any of the other provisions of this Article 4, if any Party fails to perform any of said Party’s obligations hereunder, the non-breaching Parties shall, in addition to exercising any other rights and remedies available hereunder, have the right to demand that the Party in breach actually perform the relevant obligation and the Parties expressly waive the defense of sufficiency of damages.

5.	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the People’s Republic of China.

6.	Language

This Agreement is made in Chinese in six (6) counterparts, of which Party A shall hold one original, the Company shall hold one original, each party comprising of Party B shall hold one original and the remaining originals shall be retained by the Company.

7.	Effectiveness

This Agreement shall enter into effect on the date when it is signed/sealed by the Parties or their authorized representatives.
IN WITNESS WHEREOF, this Agreement is duly executed by the Parties on the date first set forth above.

Execution Page
Party A:

REDGATE INTERACTIVE ADVERTISING (BEIJING) CO., LTD. [company seal]
By:	/s/ Ying Zhu
Name of Legal Representative: Ying Zhu

Party B: JUANJUAN TANG
Signature:	/s/ Juanjuan Tang

JINYU FAN
Signature:	/s/ Jinyu Fan

SHANGHAI DIANGUANG MEDIA BROADCASTING COMPANY [company seal]
By:	/s/ Juanjuan Tang
Name of Legal Representative: Juanjuan Tang

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